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                                                                    EXHIBIT 4.31

                                MODIFICATION NOTE
                           [Revolving Line of Credit]

$7,500,000.00                                  Effective Date: December 1, 2001
                                               Execution Date: January 18, 2002

         FOR VALUE RECEIVED, SUN HYDRAULICS CORPORATION ("Maker"), hereby promises, jointly and severally, to pay to the order of NORTHERN TRUST BANK OF FLORIDA, N.A. ("Lender") at 1515 Ringling Blvd., Sarasota, FL 34236 or at such other place as the holder hereof may from time to time designate in writing, the principal sum of Seven Million Five Hundred Thousand Dollars ($7,500,000.00), or so much thereof as may be disbursed by Lender to Maker or for Maker's account from time to time, together with interest at the rate hereinafter specified on such indebtedness as shall from time to time remain unpaid, until paid in full, such principal and interest being payable in lawful money of the United States which shall be legal tender in payment of all debts at the time of payment. Interest will be calculated on the basis of a 365/360 method, which computes a daily amount of interest for a hypothetical year of 360 days, then multiplies such amount by the actual number of days elapsed in an interest calculating period.

         Interest on the unpaid principal sum outstanding from time to time shall accrue at one of the following rates, as selected from time to time by Maker in accordance with this Note:

                  A. A variable rate of one percent (1.00%) per annum below the prime rate announced by Lender from time to time ("Prime Rate"). The interest rate will be adjusted accordingly on each date of change in the Prime Rate. The Prime Rate is not necessarily the lowest interest rate charged by Lender for monies loaned, and is intended solely as an index reference. If Maker does not affirmatively select an interest rate pursuant to subparagraph B below, the interest under this Note shall accrue pursuant to this subparagraph A.

                  B. A variable rate of two percent (2.00%) per annum above the Adjusted LIBOR Rate for either one month, two months, or three months (each an "Interest Period), as selected by Maker, from time to time. The Adjusted LIBOR Rate means, with respect to any Interest Period, (i) the rate of interest per annum (rounded upward, if necessary, to the next higher 1/16th of one percent) determined by the Lender, in accordance with its customary general practice from time to time, to be the rate equal to the London InterBank Offered Rate (expressed as a percentage) for dollar deposits as would be quoted by the Lender for 11:00 a.m. London time, or as soon thereafter as practicable, on the second business day immediately preceding the first day of such Interest Period, for a term comparable to such Interest Period and (ii) as adjusted from time to time in the Lender's sole discretion for then applicable reserve requirements, deposit insurance assessment rates and other regulatory costs. In the event the London InterBank Offered Rate ceases to be available, Lender shall have the right to substitute another comparable index selected in Lender's discretion. Maker shall give to Lender five business days notice, in writing, if Maker desires to select the interest rate option based on the Adjusted LIBOR Rate pursuant to this subparagraph B, and such notice shall specify the Interest Period selected by Maker. The interest rate shall adjust five business days after Lender's receipt of such notice (which date shall be deemed the first day of the Interest Period) to equal a fixed rate computed in accordance with this subparagraph B, which fixed interest rate shall remain in effect for the Interest Period. At the end of


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the Interest Period, and at the end of each successive Interest Period thereafter, the interest rate shall be adjusted and computed in accordance with this subparagraph B for the same Interest Period unless, at least five business days prior to the end of any Interest Period, Maker gives Lender written notice that Maker has selected a different interest rate in accordance with the terms of either subparagraph A above or this subparagraph B.

         Interest shall be due and payable in arrears on the first day of each calendar month. The entire unpaid principal balance, together with accrued interest shall be due and payable August 15, 2004.

         All payments made hereunder shall be applied first to accrued interest then due and owing; next to amounts expended by Lender to cure any default under this Note, (as hereinafter defined), or any other loan documents executed in connection herewith; next to charges, costs, expenses, or attorneys' fees then due and payable to Lender under this Note, or any other loan documents; and the balance, if any, to principal.

         This Note may be prepaid, in whole or in part, at any time without penalty. All prepayments made hereunder shall be applied in the same manner as other payments made hereunder, as set forth above. The making of any prepayment shall not relieve Maker from the obligation to make the payments next due hereunder on a timely basis.

         If any payment is more than fifteen (15) days late, Maker agrees to pay to Lender a late charge equal to five percent (5%) of the payment. Notwithstanding the foregoing, however, all payments shall be due and payable as of the dates set forth above, and the failure to make all payments when due shall constitute a default under this Note. The terms of this paragraph are not intended and shall not be deemed to create a grace period for payment.

         This Note evidences a loan in the original principal amount of $7,500,000.00; however, the actual indebtedness from time to time evidenced hereby shall be the sum of all advances made by Lender to Maker, less the aggregate amount of all principal repayments made under this Note by Maker to Lender. It is the intention hereof and the purpose of this Note to evidence a revolving line of credit against which Maker may draw and from which Lender will advance from time to time. Maker may repay the principal amount outstanding, in whole or in part, from time to time, and again draw against the line of credit, so that the principal amount outstanding hereunder may fluctuate in accordance with such advances and repayments, but the aggregate principal amount outstanding under this Note shall not at any time exceed the principal sum of $7,500,000.00. Maker's right to draw principal amounts under this Note is conditioned upon Maker not being in default under this Note, or any other loan document executed in connection herewith.

         Each and every party to this Note, whether as Maker, endorser, surety, guarantor, or otherwise ("Obligor"), hereby waives all rights of homestead and other exemptions granted by the constitution or laws of Florida, and further waives presentment, demand, protest, notice of dishonor, notice of nonpayment, notice of protest, and diligence in collection, and assents to the terms hereof and to any extension or postponement of the time for payment or any other indulgence. It is further specifically agreed that this Note or any part of the principal or interest due hereon may be renewed, modified or extended, in whole or in part, such modification to include but not be limited to changes


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in payment schedules and interest rates, from time to time by the holder of this
Note, at the request of the then owners of all or part of any collateral for this Note, or at the request of any party bound hereon or who has assumed or may hereafter assume payment hereof, without the consent of or notice to other parties bound hereon and without releasing them from any liabilities then existing.

         Each and every Obligor hereby consents that any real or personal property now or hereafter securing this Note, or any part of such security, may be released, exchanged, added to or substituted for by Lender, without in any way modifying, altering, releasing, affecting or limiting their respective liabilities or the lien of any mortgage or security agreement, and further agrees that Lender shall not be required first to institute any suit, or to exhaust any of its remedies against Maker or any other person or party liable or to become liable hereunder, in order to enforce payment of this Note, and further agrees that Maker or any other party liable hereunder may be released by Lender from any or all liability under this Note and such release shall in no way affect or modify the liability of the remaining parties hereto.

         Each and every Obligor hereby consents and agrees that he is bound, jointly and severally, under the terms hereof and is subject to all of the provisions set forth herein as fully as though each was an undersigned hereof, and further consents and agrees that any Obligor may be sued by Lender without joining any other Obligor, whether primarily or secondarily liable.

         Notwithstanding anything contained herein to the contrary or in other loan documents executed in connection herewith, no payee or holder of this Note shall ever be entitled to receive, collect or apply as interest on the obligation evidenced hereby any amount in excess of the maximum rate of interest permitted to be charged by applicable law and, in the event Lender or any holder hereof ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the principal sum; and, if the principal sum is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Maker and Lender shall, to the maximum extent permitted under applicable law: (a) characterize any non-principal payment as an expense, fee or premium rather than as interest; (b) exclude voluntary prepayments and the effects thereof; and (c) spread the total amount of interest, or charges in the nature of interest, pursuant to applicable law.

         As used herein, "Event of Default" shall mean the occurrence of any of the following events or conditions: (a) failure or omission to pay when due this Note (or any installment of principal or interest hereunder); (b) default in the payment (other than payment of principal and interest) or performance of any obligation, covenant, agreement or liability contained or referred to in this Note, or any other loan document executed in connection herewith, or upon the existence or occurrence of any circumstance or event deemed a default under this Note or any other loan document executed in connection herewith; (c) any warranty, representation or statement made or furnished by any Obligor to Lender for the purpose of inducing Lender to make the loan evidenced by this Note, proves to have been false in any material respect when made or furnished;
(d) the default by Maker or any party obligated under this Note or any guaranty hereof or any affiliate of any of the foregoing ("Affiliated Companies") in the payment or performance of any obligation, covenant, agreement, or liability contained in any other mortgage, note, obligation or agreement held by Lender including but not limited to those certain loans in the current principal amounts of


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$3,871,754.35 and $4,425,219.37 evidenced by notes executed by Maker on even date herewith; (e) the death, dissolution, termination of existence, insolvency, or business failure of any Obligor; (f) the appointment of a receiver of any property of an obligor; (g) the assignment for the benefit of creditors or the commencement of any proceedings in bankruptcy or insolvency by or against any Obligor; (h) the determination by Lender that a material adverse change has occurred in the financial condition of any Obligor from the conditions set forth in the most recent financial statement of such Obligor heretofore furnished to Lender or from the condition of such Obligor as heretofore most recently disclosed to Lender in any manner; (i) the failure by Maker or any party obligated under this Note or any guaranty hereof to make any payment of principal or interest when due under any obligation to any other creditor;
(j) any substantial part of the inventory, equipment, or other property of Maker, real or personal, is damaged or destroyed and the damage or destruction is not covered by collectible insurance; (k) Maker suffers or permits any lien, encumbrance, or security interest to arise or attach to any of Maker's property, which is not satisfied within 30 days; (l) any judgment is entered against Maker that is not satisfied or appealed within 30 days; or (m) falsity in any material respect of, or any material omission in, any representation or statement made to Lender by or on behalf of any Obligor in connection with the loan evidenced by this Note. Upon the occurrence of any such default or at any time thereafter, subject to the grace period, if any, provided in this Note, Lender may, at its option, declare the whole amount of principal and interest provided for in and by this Note, and any and all other secured indebtedness, immediately due and payable without demand or notice of any kind to any person, and the same thereupon shall become immediately due, payable and collectible (by foreclosure or otherwise) at once and without notice to Maker. Any default hereunder shall constitute a default under any other mortgage, note, obligation or agreement of Maker or any Affiliated Company held by Lender. The agreements contained in this paragraph to create cross-defaults under all mortgages, notes, obligations and agreements between Maker, and any Affiliated Company, and Lender, whether currently existing or hereafter created, in the event of default under one or more of such mortgages, notes, obligations or agreements are a material and specific inducement and consideration for the making by Lender of the loan evidenced by this Note.

         Notwithstanding the provisions of the foregoing paragraph to the contrary, in the event of a non-monetary default of the type set forth in subsections (b), (d), (h) or (j) of the foregoing paragraph, then prior to Lender precipitating to maturity the full unpaid balance of this Note or otherwise exercising any rights available to Lender under the terms of this Note or any other loan document executed in connection herewith, Lender shall give written notice to Maker and Maker shall have a period of thirty (30) days from the date such notice is given in which to cure such default; provided, however, if such default cannot, with due diligence, be cured within said 30 day period, and such default does not threaten to impair Lender's security for this Note, then the 30 day period shall be extended for such period as may be reasonably necessary to complete the curing of same, provided that Maker proceeds with all due diligence and continuity to cure the default. Notice required hereunder may, at the option of Lender, be given by either certified mail, registered mail, regular mail, facsimile transmission, Federal Express or other express courier, or by personal delivery, and shall be deemed given when mailed, transmitted, placed with the courier or delivered to Maker, whichever is first. In the event the default is not cured within the time provided, then Lender shall have the right to accelerate this Note and proceed to enforce this Note and the loan documents, without further notice to Maker.


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         It is expressly agreed that upon the occurrence of an Event of Default, or if Lender shall deem itself insecure (because the prospect of timely payments is impaired, because the value of Lender's security is impaired, because the prospect of performance of any covenant or agreement under this Note, or any other loan document is impaired, because of any change of circumstance which adversely affects any matters originally considered by Lender in making the loan, or otherwise), then or at any time thereafter at the option of Lender, the whole of the principal sum remaining unpaid hereunder, together with all accrued and unpaid interest thereon, shall become due and payable immediately without notice, anything contained herein to the contrary in any way notwithstanding, and in any such event Lender shall have the right to set-off against this Note all money owed by Lender in any capacity to any Obligor, whether or not due, and Lender shall be deemed to have exercised such right of set-off and to have made a charge against any such money immediately upon the occurrence of an Event of Default although made or entered on the books subsequent thereto. From and after an Event of Default, the interest rate on the entire outstanding principal balance hereunder shall accrue at the highest rate permitted to be charged by applicable law ("Default Rate"). In the event the Default Rate shall be applicable and Lender has not accelerated this Note, the amount of each payment otherwise due hereunder shall be increased to an amount equal to the regular amount of the principal installment due hereunder, plus accrued interest at the Default Rate. Any judgment rendered on this Note shall bear interest at the Default Rate.

         Each Obligor shall be obligated to pay as part of the indebtedness evidenced by this Note all costs of collection, whether or not a suit is brought, including any reasonable attorneys' fees that may be incurred in the collection or enforcement hereof. The term "attorneys' fees" shall include but not be limited to any such fees incurred in any appellate or related ancillary or supplementary proceedings, whether before or after final judgment related to the enforcement or defense of this Note.

         If at any time any federal, state, county or municipal government or agency thereof shall impose any documentary stamp tax, intangible tax, or any other type of tax upon this Note, or upon the indebtedness evidenced hereby (other than any federal, state or local income tax imposed upon Lender), then Maker shall pay same within fifteen (15) days after demand by Lender, together with any interest and penalties thereon.

         Time is of the essence of this Note. The remedies of Lender as provided herein, or any other loan document executed in connection herewith, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall arise. No act or omission of Lender, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of such right, remedy or recourse, and any waiver or release may be effected only through a written document executed by Lender and then only to the extent specifically recited therein. A waiver or release with respect to any one event shall not be construed as continuing as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to any subsequent event.

         The term "Lender" where used herein shall include Lender's successors and assigns. The term "Maker" shall include each person signing this Note, jointly and severally, and their respective heirs, successors and assigns. The term "Obligor" shall include Maker and every person who is an endorser, guarantor, or surety of this Note, or who is otherwise a party hereto, and their respective


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heirs, successors and assigns. The terms "person" and "party" shall include individuals, firms, associations, joint ventures, partnerships, estates, trusts, business trusts, syndicates, fiduciaries, corporations, and all other groups or combinations. Whenever used herein, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders. This Note shall be construed under Florida law.

         This note amends and replaces that certain promissory note dated July 23, 2000 ("Original Note").

         IN WITNESS WHEREOF, Maker has caused this Note to be duly executed and delivered as of the date first above written.

Maker's Address:

1500 University Parkway                SUN HYDRAULICS CORPORATION
Sarasota, FL  34243                    a Florida Corporation


                                       By:      /s/ Tricia Fulton
                                          -------------------------------------
                                               Tricia Fulton
                                               As its Corporate Controller




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